                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                October 27, 1997



                            ELECTRONIC DESIGNS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Delaware                                     0-21305                         04-3298416
(STATE OR OTHER JURISDICTION OF      (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER IDENTIFICATION
INCORPORATION)                                                                NUMBER)




One Research Drive, Westborough, Massachusetts                          01581
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                              (ZIP CODE)




                                 (508) 366-5151
              (Registrant's Telephone Number, Including Area Code)


(Former name, Former Address and Former Fiscal Year, if Changed since last
Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Electronic Designs, Inc. (the "Company") sold the assets of its Crystallume Diamond Technology Division ("Crystallume") pursuant to an Asset Purchase Agreement executed on October 27, 1997 with Advanced Refractory Technologies, Inc. ("ART") (the "Agreement"), a New York corporation located in Buffalo, NY. Under the terms of the Agreement, the assets sold to ART include all of the intellectual property, manufacturing equipment, inventories and specified contracts related to Crystallume's synthetic diamond films and coating business. ART is assuming none of the liabilities of the Company, whether related to Crystallume assets or not, except that it is assuming the obligation to perform under the acquired contracts with the Crystallume customers, facility lessor, and equipment lessors.

The purchase price consisted of: $500,000 in cash paid at closing; $625,000 plus 9 1/2% simple interest, payable over three years; and an agreement for future payments based on product and license revenues earned by ART using Crystallume's intellectual property over the next five and seven years, respectively.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

b. PRO FORMA FINANCIAL INFORMATION

The accompanying unaudited pro forma financial information has been prepared to give effect to the sale of Crystallume pursuant to the Agreement between the Company and ART that is described further in Item 2 above.

The unaudited pro forma balance sheet as of June 29, 1997 has been prepared as if the sale of Crystallume was completed on that date and is based upon the unaudited consolidated balance sheet of the Company included within its Form 10-QSB for the quarterly period ended June 29, 1997 (which is incorporated by reference herein). The unaudited pro forma statement of operations for the year ended September 30, 1996 has been prepared as if the sale of Crystallume was completed on October 1, 1995 and is based upon the audited consolidated statement of operations of the Company included within its Form 10-KSB for the fiscal year ended September 30, 1996 (which is incorporated by reference herein). The unaudited pro forma statement of operations for the nine month periods ended June 29, 1997 and June 30, 1996 have not been presented within this Form 8-K as the unaudited statement of operations for those periods, included within the Form 10-QSB referred to above, reflects Crystallume as a discontinued operation in accordance with Accounting Principles Board Opinion No. 30 ("APB 30"). The unaudited pro forma statement of operations for the fiscal years ended September 30, 1995 and 1994 have not been presented within this Form 8-K as during those years the Company's operations consisted solely of Crystallume and, as a result, such pro forma information is not considered by the Company to be meaningful.

The unaudited pro forma financial information is presented for illustrative purposes only and does not purport to be indicative of the results which actually would have been obtained had the sale of Crystallume been effected on the dates indicated above nor is it indicative of the results which may be obtained in any future period.

                                                                    Sequentially
                                                                    Numbered
Description                                                         Page
-----------                                                         ----
Unaudited Pro Forma Balance Sheet as of June 29, 1997               F-1

Unaudited Pro Forma Statement of Operations for the year ended
         September 30, 1996                                         F-2

Notes to Pro Forma Financial Information                            F-3


c. EXHIBITS

2.1 Asset Purchase Agreement, dated as of October 1, 1997, by and between the Company and ART.

10.1 Royalty Agreement, dated October 27, 1997, by and between the Company and ART.

10.2 Confidentiality/Noncompetition Agreement, dated October 27, 1997, by and between the Company and ART.

10.3 Security Agreement, dated October 27, 1997, by and between the Company and ART.

ELECTRONIC DESIGNS, INC.

UNAUDITED PRO FORMA BALANCE SHEET

                                                                             JUNE 29, 1997
                                                               --------------------------------------------
                                                                               PRO FORMA
                                                                HISTORICAL     ADJUSTMENTS       PRO FORMA
ASSETS
Current assets:
  Cash and cash equivalents                                    $  4,073,000    $   242,000 (a)  $  4,315,000
  Accounts receivable, net                                        7,817,000         --             7,817,000
  Inventories                                                     5,916,000         --             5,916,000
  Assets of discontinued operations                               1,656,000     (1,656,000)(b)        --
  Prepaid expenses and other assets                                 101,000                          101,000
                                                               ---------------------------------------------

        Total current assets                                     19,563,000     (1,414,000)       18,149,000

Property and equipment, net                                       2,066,000         --             2,066,000
Other assets                                                         20,000        625,000 (c)       645,000
Intangible assets, net                                            1,512,000         --             1,512,000
                                                               ---------------------------------------------

                                                               $ 23,161,000    $  (789,000)     $ 22,372,000
                                                               =============================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                            $  1,189,000    $    --          $  1,189,000
  Accounts payable                                                4,928,000         --             4,928,000
  Accrued expenses and other liabilities                          2,069,000        379,000 (d)     2,448,000
  Provision for loss on disposal of discontinued operations         776,000       (776,000)(e)        --
                                                               ---------------------------------------------

        Total current liabilities                                 8,962,000       (397,000)        8,565,000

Deferred rent                                                       134,000       (134,000)(d)        --
Long-term debt, net of current portion                            2,539,000         --             2,539,000
                                                               ---------------------------------------------
        Total liabiities                                         11,635,000       (531,000)       11,104,000
                                                               ---------------------------------------------
Shareholders' equity:
  Common Stock                                                       71,000         --                71,000
  Additional paid in capital                                     26,983,000         --            26,983,000
  Treasury stock                                                    (27,000)        --               (27,000)
  Accumulated deficit                                           (15,501,000)      (258,000)(f)   (15,759,000)
                                                               ---------------------------------------------
        Total shareholders' equity                               11,526,000       (258,000)       11,268,000
                                                               ---------------------------------------------

                                                               $ 23,161,000    $  (789,000)     $ 22,372,000
                                                               =============================================

ELECTRONIC DESIGNS, INC.
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                                                       YEAR ENDED SEPTEMBER 30, 1996
                                                  ----------------------------------------
                                                                PRO FORMA
                                                  HISTORICAL   ADJUSTMENTS(e)    PRO FORMA
                                                  ----------   --------------    ---------
Revenues                                          $58,654,000   $(1,176,000)    $57,478,000
Cost of revenues                                   41,705,000    (1,061,000)     40,644,000
                                                  -----------   -----------     -----------
  Gross profit                                     16,949,000      (115,000)     16,834,000
Operating expenses:
  Research and development                          2,579,000      (733,000)      1,846,000
  Selling, general and administrative               9,087,000      (526,000)      8,561,000
  Restructuring                                       590,000      (590,000)         --
  Amortization of intangible assets                   469,000        --             469,000
                                                  -----------   -----------     -----------
                                                   12,725,000    (1,849,000)     10,876,000
                                                  -----------   -----------     -----------
Income from operations                              4,224,000     1,734,000       5,958,000
                                                  -----------   -----------     -----------
Other income (expense):
  Interest income                                      53,000        --              53,000
  Interest expense                                   (893,000)      133,000        (760,000)
                                                  -----------   -----------     -----------
                                                     (840,000)      133,000        (707,000)
                                                  -----------   -----------     -----------
Income before income taxes                          3,384,000     1,867,000       5,251,000
Provision for income taxes                            576,000       126,000         702,000
                                                  -----------   -----------     -----------
New income                                        $ 2,808,000   $ 1,741,000     $ 4,549,000
                                                  ===========   ===========     ===========
New income per share                              $      0.38                   $      0.56
                                                  ===========                   ===========
Weighted average common shares and equivalents      9,795,000                     9,795,000
                                                  ===========                   ===========

ELECTRONIC DESIGNS, INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma financial information gives effect to the following unaudited pro forma adjustments:

(a) Represents the net increase in cash as a result of the sale and consists of the cash portion of the selling price received at closing, less cash costs (paid prior to closing) associated with the Company's buyout of certain equipment leases which occurred prior to the sale of such equipment to ART.

(b) Represents the net book value of the assets sold to ART, consisting primarily of manufacturing equipment. Consistent with the provisions of APB 30, the assets held for sale had been separately classified in the Company's balance sheet since its May 1997 commitment to dispose of Crystallume.

(c) Represents the deferred portion of the selling price, to be received as follows: $250,000 on October 1, 1998; $250,000 on October 1, 1999; and
         $125,000 on October 1, 2000.

(d) Represents the reclassification of certain Crystallume-related liabilities that will remain outstanding after the close of the transaction. With the exception of the deferred rent liability, these liabilities were originally included in the provision for loss on disposal of discontinued operations and consist primarily of transaction costs associated with the sale and other
         Crystallume-related liabilities retained by the Company.

(e) Represents the realization of the loss on disposal of discontinued operations upon the closing of the transaction.

(f) Represents an adjustment to the original provision for loss on disposal of discontinued operations recorded by the Company during the third quarter of fiscal 1997. This adjustment was recorded by the Company during the fourth quarter of fiscal 1997 and consists primarily of costs associated with the buyout of certain equipment leases which occurred prior to sale of such equipment to ART.

(g) Represents the pro forma removal of Crystallume's historical operating results for the year ended September 30, 1996.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ELECTRONIC DESIGNS, INC.



Dated:  November 12, 1997                 By: /s/ Frank D. Edwards
        -----------------                    --------------------------------
                                                  Frank D. Edwards
                                                  Senior Vice President of
                                                  Finance and Chief Financial
                                                  Officer

                                  EXHIBIT INDEX


Exhibit                                                               Sequential
Number                            Description                         Page No.
------                            -----------                         --------
2.1       Asset Purchase Agreement, dated as of October 1,1997, by
          and between the Company and ART.

10.1 Royalty Agreement, dated October 27, 1997, by and between the Company and ART.

10.2      Confidentiality/ Noncompetition Agreement, dated October
          27, 1997, by and between the Company and ART.

10.3 Security Agreement, dated October 27,1997, by and between the Company and ART.